Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation of our report dated January 26, 2007 relating to the consolidated financial statements of MicroFinancial Incorporated as of December 31, 2005 and 2006, and for the years ended December 31, 2004, 2005 and 2006 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-75801, 333-77211 and 333-85324) and Form S-3 (File No. 333-122020).

/s/ Vitale, Caturano & Company, Ltd. Boston, Massachusetts March 28, 2007